Exhibit 10.1.3

AMBARELLA, INC. 2004 STOCK PLAN

NOTICE OF GRANT OF RESTRICTED STOCK UNITS (RSUs)

Unless otherwise defined herein, the terms defined in the 2004 Stock Plan (the “Plan”) shall have the same defined meanings in this Notice of Grant of Restricted Stock Units (RSUs) (the “Notice of Grant”) and the Restricted Stock Unit Award Agreement, including the Addendum which includes any applicable country-specific provisions (together, the “Agreement” or the “Award Agreement”) attached hereto. The following individual has been granted an Award of Restricted Stock Units (“RSUs”), subject to the terms and conditions of the Plan and the Agreement, as follows:

Participant:

Date of Grant:

Vesting Commencement Date:

Total Number of RSUs Granted:

RSU Termination Date: The RSUs awarded by this Notice of Grant shall automatically be forfeited in their entirety, without any cost to or action by the Company, if there has been no Liquidity Event within five (5) years following the Date of Grant.

Vesting Schedule: The RSUs shall vest in accordance with the following schedule:

[1/16th of the originally covered RSUs shall vest each 3 months following the Vesting Commencement Date, so as to be 100% vested on the date that is the fourth anniversary of the Vesting Commencement Date (the “Original Vesting Schedule”); provided, however, that notwithstanding the foregoing, the RSU shall not vest at all until a Liquidity Event, at which time the Original Vesting Schedule shall apply, subject to the Participant continuing to be a Service Provider through such vesting dates.]

Vesting Example: Employee is granted an RSU covering 1,000 shares on October 1, 2012 with an October 1, 2012 Vesting Commencement Date. A Liquidity Event happens on October 1, 2014. On that date, Employee, who has remained a Service Provider through that date, will vest in and receive 500 shares. The remaining 500 shares will vest and be distributed each 3 months over the following two years, subject to Employee remaining a Service Provider through such dates.

In the event the Participant ceases to be a Service Provider to the Company (including as an employee) for any or no reason before the Participant vests in the RSUs, the RSUs and the Participant’s right to acquire any Shares hereunder will immediately terminate. Notwithstanding the foregoing, the Participant may still be considered to be providing services and will continue to vest in the RSUs while on a leave of absence approved by the Company.

For example, if the Participant ceases to be Service Provider prior to a Liquidity Event, the Participant will not be entitled to acquire or receive any Shares described in this Notice of Grant.

For these purposes, “Liquidity Event” will mean either (i) the expiration of the Lock-Up Period (as defined in Section 8 of the Agreement) applicable in connection with the Company’s registration statement on Form S-1 (or equivalent filing) filed with the U.S. Securities and Exchange Commission for the initial public offering of its Shares, or (ii) a Change in Control.

PARTICIPANT	AMBARELLA, INC.

Signature	Michael Morehead General Counsel and Secretary

Residence Address

Date:	Date:

AMBARELLA, INC. 2004 STOCK PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

Unless otherwise defined herein, the terms defined in the 2004 Stock Plan (the “Plan”) shall have the same defined meanings in this Restricted Stock Unit Award Agreement (the “Agreement” or the “Award Agreement”).

I.	AGREEMENT

1. Grant of Restricted Stock Unit. The Company hereby grants to the Participant named in the Notice of the Grant of Restricted Stock Units to which this Agreement is attached (the “Notice of Grant”) an award of RSUs, as set forth in the Notice of Grant and subject to the terms and conditions in this Agreement and the Plan.

2. Company’s Obligation. Each RSU represents the right to receive a Share on the vesting date. Unless and until the RSUs vest, the Participant will have no right to receive Shares under such RSUs. Prior to actual distribution of Shares pursuant to any vested RSUs, such RSUs will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

3. Vesting Schedule. The RSUs awarded by this Agreement will vest in the Participant according to the vesting schedule specified in the Notice of Grant.

4. Forfeiture upon Termination as Service Provider. Notwithstanding any contrary provision of this Agreement or the Notice of Grant, if the Participant terminates as a Service Provider for any or no reason prior to vesting, the unvested RSUs awarded by this Agreement will thereupon be forfeited at no cost to the Company. The date on which the Participant ceases to be a Service Provider shall be the date the individual ceases to provide services and shall not be extended by any notice of termination period or non-working garden leave established under the employment law in the jurisdiction in which the Participant resides or under the terms of the Participant’s employment agreement, if any. The Administrator shall have the exclusive discretion to determine when the Participant is no longer a Service Provider (including whether the Participant may still be considered to be providing services while on an approved leave of absence).

5. Payment after Vesting. Any RSUs that vest in accordance with Section 3 will be paid to the Participant (or in the event of the Participant’s death, to his or her estate) in whole Shares, subject to the Participant satisfying any applicable Tax-Related Items (as defined in Section 9) withholding obligations. Vested RSUs shall be paid as soon as practicable after vesting, but in each such case within the period ending no later than the later of (i) the end of the calendar year that includes the vesting date or (ii) the fifteenth (15th) day of the third (3rd) month following the vesting date. In no event will the Participant be permitted, directly or indirectly, to specify the taxable year of payment of any RSUs payable under this Agreement.

Notwithstanding anything in the Plan or this Agreement to the contrary, if the vesting of the balance, or some lesser portion of the balance, of the RSUs is accelerated in connection with the Participant’s termination as a Service Provider (provided that such termination is a “ separation from service” within the meaning of Section 409A, as determined by the Company), other than due to death, and if (x) the Participant is a “specified employee” within the meaning of Section 409A at the time of such termination as a Service Provider and (y) the payment of such accelerated RSUs will result in the imposition of additional tax under Section 409A if paid to the Participant on or within the six (6) month period following the Participant’s termination as a Service Provider, then the payment of such accelerated RSUs will not be made until the date six (6) months and one (1) day following the date of the Participant’s termination as a Service Provider, unless the Participant dies following his or her termination as a Service Provider, in which case, the RSUs will be paid in Shares to the Participant’s estate as soon as practicable following his or her death. It is the intent of this Agreement to comply with the requirements of Section 409A so that none of the RSUs provided under this Award Agreement or Shares issuable thereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to so comply. For purposes of this Award Agreement, “Section 409A” means Section 409A of the Code, and any proposed, temporary or final U.S. Treasury Regulations and U.S. Internal Revenue Service guidance thereunder, as each may be amended from time to time.

6. Payments after Death. Any distribution or delivery to be made to the Participant under this Agreement will, if the Participant is then deceased, be made to the administrator or executor of the Participant’s estate (or legal representative for a Participant outside the United States). Any such administrator or executor must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

7. Participant’s Representations. In the event the Shares have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”) at the time the RSUs are paid to the Participant, the Participant shall, if required by the Company, concurrently with the receipt of all or any portion of this Award, deliver to the Company his or her Investment Representation Statement in the form attached hereto as Exhibit A.

8. Lock-Up Period. The Participant hereby agrees that the Participant shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Shares (or other securities) of the Company or enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Shares (or other securities) of the Company held by the Participant (other than those included in the registration) for a period specified by the representative of the underwriters of Shares (or other securities) of the Company not to exceed one hundred and eighty (180) days following the effective date of any registration statement of the Company filed under the Securities Act (or such other period as may be requested by the Company or the underwriters to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto) (the “Lock-Up Period”).

The Participant agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Shares (or other securities) of the Company, the Participant shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section 8 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Shares (or other securities) subject to the foregoing restriction until the end of said one hundred and eighty (180) day (or other) period. The Participant agrees that any transferee of this Award or Shares acquired pursuant to this Award shall be bound by this Section 8.

9. Tax Withholding. The Participant acknowledges that, regardless of any action taken by the Company, or, if different, the Participant’s employer (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”) is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. The Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including, but not limited to, the grant, vesting or settlement of the RSUs, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate the Participant’s ability for Tax-Related Items or achieve any particular tax result. Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction between the date of grant and the date of any relevant taxable or tax withholding event, as applicable, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, the Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:

(a) by accepting a check or other cash payment from the Participant; or

(b) withholding from the Participant’s wages or other cash compensation paid to Participant by the Company and/or the Employer; or

(c) withholding from proceeds of the sale of Shares acquired upon settlement of the RSUs either through a voluntary sale or through a mandatory sale (whether through a broker or otherwise) arranged by the Company (on the Participant’s behalf pursuant to this authorization without further consent); or

(d) withholding in Shares to be issued upon settlement of the RSUs, provided, however, if Participant is a Section 16 officer of the Company under the Exchange Act, then the Administrator shall establish the method of withholding from alternatives (a)-(c) herein and, if the Administrator does not exercise discretion prior to the Tax-Related Items withholding event, then Participant shall be entitled to elect the method of withholding from the alternatives above; or

(e) for U.S. taxpayer employees only, delivery to the Company of already vested and owned Shares having a Fair Market Value equal to the amount of Tax-Related Items required to be withheld.

Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates, in which case the Participant will receive a refund of any over-withheld amount in cash and will have no entitlement to the common stock equivalent. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Participant is deemed to have been issued the full number of Shares subject to the vested RSUs, notwithstanding that a number of Shares are held back solely for the purpose of paying the Tax-Related Items.

Finally, the Participant agrees to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if the Participant fails to comply with his or her obligations in connection with the Tax-Related Items.

10. Rights as Stockholder. Neither the Participant nor any person claiming under or through the Participant will have any of the rights or privileges of a shareholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant. After such issuance, recordation and delivery, the Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

11. No Guarantee of Continued Service. THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE RSUs PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (OR EMPLOYER) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OR ACQUIRING SHARES HEREUNDER. THE PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE

IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR EMPLOYER) TO TERMINATE THE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

12. Grant is Not Transferable. Except to the limited extent provided in Section 6, this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

13. Company’s Right of First Refusal. Before any Shares held by the Participant or any transferee (either being sometimes referred to herein as the “Holder”) may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section 13 (the “Right of First Refusal”).

(a) Notice of Proposed Transfer. The Holder of the Shares shall deliver to the Company a written notice (the “Notice”) stating: (i) the Holder’s bona fide intention to sell or otherwise transfer such Shares; (ii) the name of each proposed purchaser or other transferee (“Proposed Transferee”); (iii) the number of Shares to be transferred to each Proposed Transferee; and (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Shares (the “Offered Price”), and the Holder shall offer the Shares at the Offered Price to the Company or its assignee(s).

(b) Exercise of Right of First Refusal. At any time within thirty (30) days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all, but not less than all, of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (c) below.

(c) Purchase Price. The purchase price (“Purchase Price”) for the Shares purchased by the Company or its assignee(s) under this Section 13 shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board in good faith.

(d) Payment. Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof within thirty (30) days after receipt of the Notice or in the manner and at the times set forth in the Notice.

(e) Holder’s Right to Transfer. If all of the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section 13, then the Holder may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within one hundred and twenty (120) days after the date of the Notice, that any such sale or other transfer is effected in accordance with any applicable securities laws and that the Proposed Transferee agrees in writing that the provisions of this Section 13 shall continue to apply to the Shares in the hands of such Proposed Transferee. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

(f) Exception for Certain Family Transfers. Anything to the contrary contained in this Section 13 notwithstanding, the transfer of any or all of the Shares during the Participant’s lifetime or on the Participant’s death by will or intestacy to the Participant’s Immediate Family or a trust for the benefit of the Participant’s Immediate Family shall be exempt from the provisions of this Section 13. “Immediate Family” as used herein shall mean spouse, lineal descendant or antecedent, father, mother, brother or sister. In such case, the transferee or other recipient shall receive and hold the Shares so transferred subject to the provisions of this Section 13, and there shall be no further transfer of such Shares except in accordance with the terms of this Section 13.

(g) Termination of Right of First Refusal. The Right of First Refusal shall terminate as to any Shares upon the earlier of (i) the first sale of Shares of the Company to the general public, or (ii) a Change in Control in which the successor corporation has equity securities that are publicly traded.

14. Restrictive Legends and Stop-Transfer Orders.

(a) Legends. The Participant understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by state, federal or foreign securities laws:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND A RIGHT OF FIRST REFUSAL IN FAVOR OF THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE RESTRICTED STOCK UNIT AWARD AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS AND RIGHT OF FIRST REFUSAL IN FAVOR OF THE ISSUER OR ITS ASSIGNEE(S) ARE BINDING ON TRANSFEREES OF THESE SHARES.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER FOR A PERIOD OF TIME FOLLOWING THE EFFECTIVE DATE OF THE UNDERWRITTEN PUBLIC OFFERING OF THE COMPANY’S SECURITIES SET FORTH IN AN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF BY THE HOLDER PRIOR TO THE EXPIRATION OF SUCH PERIOD WITHOUT THE CONSENT OF THE COMPANY OR THE MANAGING UNDERWRITER.

(b) Stop-Transfer Notices. The Participant agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c) Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Award Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

15. Language. If the Participant received this Award Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

16. Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to the RSUs awarded under the Plan or future RSUs that may be awarded under the Plan by electronic means or request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.

17. Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

18. Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to the Participant (or his or her estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. Where the Company determines that the delivery of the payment of any Shares will violate federal securities laws or other applicable securities or exchange control laws, the Company will defer delivery until the earliest date at which the Company reasonably anticipates that the delivery of Shares will no longer cause such violation. The Company will make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority.

19. Acknowledgements. In accepting the grant, the Participant acknowledges, understands and agrees to the following:

(a) The Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

(b) the grant of the RSU is voluntary and occasional and does not create any contractual or other right to receive future grants or RSUs, or benefits in lieu of RSUs, even if RSUs have been granted in the past;

(c) all decisions with respect to future RSU or other grants, if any, will be at the sole discretion of the Company;

(d) the RSU grant and the Participant’s participation in the Plan shall not create a right to employment or be interpreted as forming an employment or service contract with the Company, the Employer or any Subsidiary;

(e) the Participant is voluntarily participating in the Plan;

(f) the RSU and the Shares subject to the RSU are not intended to replace any pension rights or compensation;

(g) the RSU and the Shares subject to the RSU, and the income and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension, or retirement or welfare benefits or similar payments;

(h) claim or entitlement to compensation or damages shall arise from forfeiture of the RSU resulting from the Participant ceasing to be a Service Provider (for any reason whatsoever and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any), and in consideration of the grant of the RSU to which the Participant is otherwise not entitled, the Participant irrevocably agrees never to institute any claim against the Company, any of its Subsidiaries or the Employer, waives his or her ability, if any, to bring any such claim, and releases the Company, its Subsidiaries and the Employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, the Participant shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim;

(i) the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;

(j) the following provisions apply only if the Participant is providing services outside the United States:

(i) the RSUs and the Shares subject to the RSUs are not part of normal or expected compensation or salary for any purpose; and

(ii) the Participant acknowledges and agrees that neither the Company, the Employer nor any Parent or Subsidiary of the Company shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the RSUs or of any amounts due to the Participant pursuant to the settlement of the RSUs or the subsequent sale of any Shares acquired upon settlement.

20. No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of the underlying Shares. The Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

21. Data Privacy. By entering into this Agreement, and as a condition of the grant of the RSU, the Participant hereby explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of the Participant’s personal data as described in this Award Agreement and any other RSU grant materials (“Data”) by and among, as applicable, the Employer, the Company and its Subsidiaries for the exclusive purpose of implementing, administering, and managing the Participant’s participation in the Plan.

The Participant understands that the Company and the Employer may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all RSUs or any other entitlement to Shares awarded, canceled, exercised, vested, unvested, or outstanding in the Participant’s favor, for the exclusive purpose of implementing, administering and managing the Plan).

The Participant understands that Data may be transferred to a stock plan service provider selected by the Company to assist with the implementation, administration, and management of the Plan. The Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than the Participant’s country. The Participant understands that if the Participant resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Participant authorizes the Company, the Company’s stock plan service provider and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that the Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan.

The Participant understands that if the Participant resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. Participant authorizes the Company, the Company’s stock plan service provider and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing Participant’s participation in the Plan. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. The Participant understands that if he or she resides outside the United States, he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Participant’s local human resources representative. Further, the Participant understands that the Participant is providing the consents herein on a purely voluntary basis. If the Participant does not consent, or if the Participant later seeks to revoke his or her consent, the Participant’s employment status or career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing the Participant’s consent is that the Company would not be able to grant to the Participant RSUs or other equity awards or administer or maintain such awards. Therefore, the Participant understands that refusing or withdrawing the Participant’s consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that the Participant may contact his or her local human resources representative.

22. Plan Governs. This Agreement and the Notice of Grant are subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement or the Notice of Grant and one or more provisions of the Plan, the provisions of the Plan will govern.

23. Interpretation. The Administrator will have the power to interpret the Plan and this Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any RSUs have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon the Participant, the Company and all other interested persons. Neither the Administrator nor any person acting on behalf of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

24. Modifications to the Agreement. This Award Agreement constitutes the entire understanding of the parties on the subjects covered. The Participant expressly warrants that he or she is not accepting this Award Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Award Agreement or the Plan can be made only in accordance with Section 27 of this Agreement or in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to revise this Agreement as it deems necessary or advisable, in its sole discretion and without the consent of the Participant, to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection to this Award of RSUs.

25. Governing Law; Severability. This Award Agreement is governed by the internal substantive laws, but not the choice of law rules, of California. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Award Agreement shall continue in full force and effect.

26. Addendum. Notwithstanding any provisions in this Award Agreement, the RSUs shall be subject to any special terms and conditions set forth in any Addendum to this Award Agreement for the Participant’s country. Moreover, if the Participant relocates to one of the countries included in the Addendum, the special terms and conditions for such country will apply to the Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Addendum constitutes part of this Award Agreement.

27. Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the RSUs and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal reasons for offerings outside the United States, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

28. Entire Agreement. The Plan is incorporated herein by reference. The Plan and this Award Agreement (including the exhibits referenced herein) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and the Participant.

The Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Agreement subject to all of the terms and provisions thereof. The Participant has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Plan and this Agreement. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and this Agreement. The Participant further agrees to notify the Company upon any change in the residence address indicated below.

29. Waiver. The Participant acknowledges that a waiver by the Company of any breach of any provision of this Award Agreement shall not operate or be construed as a waiver of any other provision of this Award Agreement, or of any subsequent breach by the Participant or any other Participant.

PARTICIPANT	AMBARELLA, INC.

Signature	By

Print Name	Print Name

Residence Address	Title

Date:	Date:

EXHIBIT A

INVESTMENT REPRESENTATION STATEMENT

PARTICIPANT :

COMPANY :	AMBARELLA, INC.

SECURITY :	SHARES

AMOUNT :

DATE :

In connection with the receipt of the above-listed Securities, the undersigned the Participant represents to the Company the following:

(a) the Participant is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. the Participant is acquiring these Securities for investment for the Participant’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the U.S. Securities Act of 1933, as amended (the “Securities Act”).

(b) the Participant acknowledges and understands that the Securities constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Participant’s investment intent as expressed herein. In this connection, the Participant understands that, in the view of the U.S. Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if the Participant’s representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future. the Participant further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. the Participant further acknowledges and understands that the Company is under no obligation to register the Securities. the Participant understands that the certificate evidencing the Securities shall be imprinted with any legend required under applicable state securities laws.

(c) the Participant is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the Restricted Stock Award to the Participant, the exercise shall be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, ninety (90) days thereafter (or such longer period as any market stand-off agreement may require) the Securities exempt under Rule 701 may be resold, subject to the satisfaction of the applicable conditions specified by Rule 144, including in the case of affiliates (1) the availability of certain public information about the Company, (2) the amount of Securities being sold during any three (3) month period not exceeding specified limitations, (3) the resale being made in an unsolicited “broker’s transaction”, transactions directly with a “market maker” or “riskless principal transactions” (as those terms are defined under the Securities Exchange Act of 1934) and (4) the timely filing of a Form 144, if applicable.

In the event that the Company does not qualify under Rule 701 at the time of grant of the Restricted Stock Award, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which may require (i) the availability of current public information about the Company; (ii) the resale to occur more than a specified period after the purchase and full payment (within the meaning of Rule 144) for the Securities; and (iii) in the case of the sale of Securities by an affiliate, the satisfaction of the conditions set forth in sections (2), (3) and (4) of the paragraph immediately above.

(d) the Participant further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption shall be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 shall have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. the Participant understands that no assurances can be given that any such other registration exemption shall be available in such event.

PARTICIPANT

Signature

Print Name

Date

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ADDENDUM TO

THE RESTRICTED STOCK UNIT AWARD AGREEMENT

UNDER THE AMBARELLA, INC. 2004 STOCK PLAN

Terms and Conditions

This Addendum, which is part of the Award Agreement, includes additional terms and conditions that govern the RSUs if the Participant resides in one of the countries listed below. Capitalized terms used but not defined herein shall have the same meanings assigned to them in the Plan and the Award Agreement.

Notifications

This Addendum also includes information regarding exchange controls and certain other issues of which the Participant should be aware with respect to the Participant’s participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of July 2012. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Participant not rely on the information noted herein as the only source of information relating to the consequences of the Participant’s participation in the Plan, because the information may be out-of-date when the RSUs vest and/or the Participant sells any Shares acquired under the Plan.

In addition, the information contained herein is general in nature and may not apply to the Participant’s particular situation. As a result, the Company is not in a position to assure the Participant of any particular result. Accordingly, the Participant is strongly advised to seek appropriate professional advice as to how the relevant laws in the Participant’s country may apply to his or her situation.

If the Participant is a citizen or resident other than the one in which the Participant is currently working, transfers employment after the RSU is granted, or is considered a resident of another country for local law purposes, the notifications contained in this Addendum may not be applicable to him or her in the same manner. In addition, the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall be applicable to the Participant.

CHINA

Terms and Conditions

The following terms apply only to citizens of the People’s Republic of China (“PRC”) residing in the PRC:

Payment After Vesting. Notwithstanding the payment provisions set forth in Sections 5 and 6 of the Award Agreement, settlement of any vested RSUs will not occur until such time as the Company has received all necessary exchange control and other approvals from the State Administration of Foreign Exchange or its local counterpart (“SAFE”) under applicable exchange control rules for RSUs granted under the Plan. The Company shall settle the RSUs as soon as reasonably practicable following receipt of SAFE approval.

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Immediate Sale Restriction. Notwithstanding anything to the contrary in the Award Agreement, due to exchange control laws in China, the Participant agrees that any Shares acquired at vesting of the RSUs may be immediately sold at vesting or, at the Company’s discretion or as required under the conditions of any necessary SAFE approval, at a later time. The Participant further agrees that the Company is authorized to instruct its designated broker to assist with the mandatory sale of such Shares (on the Participant’s behalf pursuant to this authorization), and the Participant expressly authorizes such broker to complete the sale of such Shares. The Participant also agrees to sign any agreements, forms and/or consents that may be reasonably requested by the Company (or the Company’s designated brokerage firm) to effectuate the sale of the Shares (including, without limitation, as to the transfers of the proceeds and other exchange control matters noted below) and shall otherwise cooperate with the Company with respect to such matters, provided that the Participant shall not be permitted to exercise any influence over how, when or whether the sales occur. The Participant acknowledges that the Company’s designated broker is under no obligation to arrange for the sale of the Shares at any particular price. Upon the sale of the Shares, the Company agrees to pay the cash proceeds from the sale, less any brokerage fees or commissions, to the Participant in accordance with applicable exchange control laws and regulations and provided any liability for Tax-Related Items resulting from the vesting of the RSUs has been satisfied. Due to fluctuations in the Share price and/or the U.S. dollar exchange rate between the vesting date and (if later) the date on which the Shares are sold, the sale proceeds may be more or less than the market value of the Shares on the vesting date (which is the amount relevant to determining the Participant’s Tax-Related Items liability). The Participant understands and agrees that the Company is not responsible for the amount of any loss the Participant may incur and that the Company assumes no liability for any fluctuations in the Share price and/or U.S. dollar exchange rate.

Exchange Control Restrictions. The Participant understands and agrees that, due to exchange control laws in China, the Participant will be required to immediately repatriate to China the cash proceeds from the sale of any Shares acquired at vesting of the RSUs and any dividends received in relation to the Shares. The Participant further understands that under Chinese exchange control laws, such repatriation of the cash proceeds may need to be effectuated through a special exchange control account established by the Company or its Parent or Subsidiary, and Participant hereby consents and agrees that the proceeds from the sale of Shares acquired under the Plan and any dividends received in relation to the Shares may be transferred to such special account prior to being delivered to the Participant. The proceeds may be paid to the Participant in U.S. dollars or local currency at the Company’s discretion. In the event the proceeds are paid to the Participant in U.S. dollars, the Participant understands that he or she will be required to set up a U.S. dollar bank account in China and provide the bank account details to the Employer and/or the Company so that the proceeds may be deposited into this account. If the proceeds are paid to the Participant in local currency, the Participant agrees to bear any currency fluctuation risk between the time the Shares are sold or dividends are paid and the time the proceeds are distributed to the Participant through any such special account. Participant further agrees to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in China.

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